UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	0-20322 (Commission File Number)	91-1325671 (IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)

(206) 447-1575
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     Starbucks Corporation 2005 Long-Term Equity Incentive Plan

     On February 9, 2005 the shareholders of Starbucks Corporation (the “Company”) approved the Starbucks Corporation 2005 Long-Term Equity Incentive Plan (the “Plan”). The Board has long believed that employee ownership in the Company serves the best interest of all shareholders, by promoting a focus on long-term increase in shareholder value. The 2005 Equity Incentive Plan continues to support this, by increasing the flexibility the Company has in awarding equity-based compensation that meets the ongoing objective of aligning compensation with shareholder value. Broad-based equity compensation is an essential and long-standing element of the Company’s culture and success. It continues to be a critical element to attract and retain the most talented Partners (employees), officers and directors available to execute the Company’s long-term goal of operating at least 30,000 retail locations worldwide. The Plan permits flexibility in types of awards, and specific terms of awards, which will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value.

     The Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board”) will administer the Plan, with certain actions subject to the review and approval of the full Board or a panel consisting of all of the independent directors. The Committee has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the administration of the Plan. Any Partner, officer, consultant or director providing services to the Company or to any affiliate of the Company, who is selected by the Committee, is eligible to receive awards under the Plan.

     The aggregate number of shares of the common stock of the Company (“Common Stock”) that may be issued as awards under the Plan will include approximately 14,000,000 shares of Common Stock as of December 1, 2004 that are not subject to a grant or a pending grant or as to which the award granted has been forfeited under the Company’s former stock option plans, and an additional 24,000,000 shares of Common Stock. The aggregate number of shares of Common Stock which may be granted to any one participant in any one year under the Plan is 1,750,000. The maximum aggregate number of shares of Common Stock which may be granted as incentive stock options is 21,000,000. The Committee may adjust the aggregate number of shares reserved for issuance under the Plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan. If any shares of Common Stock subject to any award or to which an award relates, granted under the Company’s former plans or the Plan, are forfeited, become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the Plan. The aggregate number of shares of Common Stock that may be issued under Plan will be reduced by 2.1 for each share delivered in settlement of any award of restricted stock, restricted stock unit or stock appreciation right (“SAR”) and one share for each share delivered in settlement of a stock option.

     The Plan permits the grant of nonqualified stock options, incentive stock options, restricted stock, restricted stock units and stock appreciation rights. Without the approval of the Company’s shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.

     In the event of a Change of Control of the Company (as defined in the Plan), subject to certain limitations and restrictions as more fully described in the Plan: (i) options and SARs may become fully vested and immediately exercisable; (ii) restriction periods and restrictions imposed on restricted stock or restricted stock units that are not performance-based may lapse; and (iii) restrictions and deferral limitations and other conditions applicable to other awards may lapse, and the awards may become free of restrictions, limitations or conditions and become fully vested and transferable. Generally, accelerated vesting or lapse of restrictions on awards held by a Partner will occur only if a Partner’s employment is terminated within a year after a Change in Control, the acquiring company does not assume outstanding awards or substitute equivalent awards or other conditions in the Plan are satisfied.

     The Plan will terminate on February 9, 2015, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.

     The Board, and the Committee, may generally amend or terminate the plan as determined to be advisable. Shareholder approval may also be required for certain amendments by the Internal Revenue Code, the rules of The Nasdaq Stock Market, Inc., or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.

     A copy of the Plan is attached as Exhibit 10.1 to this report.

     2005 Key Employee Sub-Plan and 2005 Non-Employee Director Sub-Plan

     Pursuant to the terms of the Plan, the 2005 Key Employee Sub-Plan (“Key Employee Sub-Plan”) and the 2005 Non-Employee Director Sub-Plan (“NED Sub-Plan”) to the Plan (collectively referred to as the “Sub-Plans”) were established to assist in administering and implementing the Plan by providing additional procedures and guidelines to those set forth in the Plan which apply specifically to (i) key Partners and consultants, and (ii) non-employee directors. The Sub-Plans were approved by the Board.

     The Key Employee Sub-Plan provides for the award of nonqualified stock options, incentive stock options, restricted stock and restricted stock units to key Partners and consultants. SARs will not be granted pursuant to the Key Employee Sub-Plan. The Key Employee Sub-Plan will be administered by the Committee.

     The NED Sub-Plan provides for the award of nonqualified stock options, incentive stock options, restricted stock and restricted stock units to non-employee directors. SARs will not be granted pursuant to the NED Sub-Plan. In addition the NED Sub-Plan provides for each non-employee director initially elected to the Board to be granted a nonqualified stock option to purchase 30,000 shares of Common Stock, vesting in three equal annual installments. In addition, each non-employee director who is serving as a director as of the first day of the Company’s fiscal year, and elects to receive nonqualified options in lieu of receiving all or a portion of such director’s cash retainer and/or other forms of equity compensation to be paid for services rendered in the future, will be granted a nonqualified option for the number of shares of Common Stock determined by dividing the director’s forgone compensation by the exercise price (which will be the fair market value (as defined in the NED Sub-Plan) of the Common Stock on the date of grant), which amount is then multiplied by three (3). The NED Sub-Plan will be administered by the Board.

     Copies of the Sub-Plans, and forms of stock option grant agreements for nonqualified stock options granted under the Sub-Plans, are attached as exhibits 10.2-10.5 to this report.

     Termination of Split-Dollar Arrangements

     The Company previously entered into agreements with the Schultz Irrevocable Trust and the Howard D. Schultz Irrevocable Trust (commonly known as split-dollar agreements) under the terms of which the Company agreed to pay certain premiums for life insurance policies, with such premiums to be repaid to the Company on the earlier of the surrender or cancellation of each policy for its cash value or upon payment of death benefits. The split-dollar agreements were primarily designed as an executive benefit to provide tax-free liquidity in the event of the death of both Mr. Schultz and his wife for purposes of financing estate tax liability. The proceeds of these policies were also intended to provide Mr. Schultz’s estate with enough liquidity to avoid sales of a large number of shares of the Common Stock, which could have an adverse impact on the public trading market for the Common Stock. As of January 31, 2005, Mr. Schultz currently beneficially owns approximately 15.4 million shares of Common Stock. To secure the trusts’ obligation to repay the life insurance premiums, the cash payable under the policies is either assigned to the Company or the Company owns the cash surrender value of the policies. In addition, one of the trusts has pledged 82,400 shares of Common Stock to pay any premium repayment shortfall.

     In light of the provisions of the Sarbanes-Oxley Act of 2002 that prohibit the Company from making loans to its officers and directors (which may encompass the advancement of premiums for life insurance policies even though secured by stock or by the cash payable pursuant to such policies), the Company ceased making premium payments for the policies after the Act’s passage. Due to continuing uncertainties in the law regarding split-dollar agreements and other pertinent factors, on February 8, 2005 the Committee terminated the Company’s obligation to pay premiums with respect to the life insurance policies and agreed to compensate Mr. Schultz $236,250 annually, as other compensation to be used by him to acquire a like benefit, for so long as he remains a full-time employee of the Company. This amount is intended to equal the Company’s current annual premium obligation with an adjustment for related federal income tax consequences. At the same time, approximately $1.6 million in premium payments will be repaid to the Company pursuant to the terms of the split-dollar agreements and the Company will release to the applicable trust the shares of Common Stock previously pledged to the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Starbucks Corporation 2005 Long-Term Equity Incentive Plan
10.2	2005 Key Employee Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan
10.3	2005 Non-Employee Director Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan
10.4	Stock Option Grant Agreement for Purchase of Stock under the 2005 Key Employee Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan
10.5	Stock Option Grant Agreement for Purchase of Stock under the 2005 Non-Employee Director Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION

Dated: February 10, 2005

	By:	/s/ Michael Casey

Michael Casey
executive vice president and chief financial officer

Signing on behalf of the registrant and as
principal financial officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Starbucks Corporation 2005 Long-Term Equity Incentive Plan
10.2	2005 Key Employee Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan
10.3	2005 Non-Employee Director Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan
10.4	Stock Option Grant Agreement for Purchase of Stock under the 2005 Key Employee Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan
10.5	Stock Option Grant Agreement for Purchase of Stock under the 2005 Non-Employee Director Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan